Exhibit 99.1

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Press Contact: Chance Patterson, 202-380-4318, chance.patterson@xmradio.com

Investor Contact: Gary Tiedemann, 202-380-4396, ir@xmradio.com

XM SATELLITE RADIO EXPANDS BASIC SERVICE AND ANNOUNCES PRICE

CHANGES EFFECTIVE APRIL 2; XM OFFERS EXISTING SUBSCRIBERS UNIQUE

OPPORTUNITY TO LOCK IN CURRENT RATE FOR UP TO FIVE YEARS

Washington, D.C., February 28, 2005 — XM Satellite Radio, the nation’s leading provider of satellite radio with more than 3.2 million subscribers, today announced that it is expanding its basic service package, and that the monthly subscription price for XM’s basic service will increase to $12.95 beginning April 2, 2005. XM is also offering existing customers the unique opportunity to lock in the current $9.99 monthly rate with a one-year prepaid plan and deeper discounts with a two, three, four, or five-year prepaid plan until April 2.

The price change will not affect XM’s Family Plan, which allows XM subscribers to add up to four additional subscriptions for $6.99 a month per radio. Beginning April 2, XM’s expanded basic service will include the Internet service XM Radio Online, which offers more than 70 channels of XM music and talk programming (previously $3.99 per month), and the High Voltage channel, featuring the talk radio duo Opie & Anthony (previously $1.99 per month).

Since the national launch of XM Radio in November 2001, XM has dramatically expanded its channel lineup from 100 channels to 151 channels. XM has converted all of its music channels to a commercial-free format and invested heavily to add 21 traffic & weather channels, 16 channels dedicated to Major League Baseball, nine college sports channels, and XM Public Radio, featuring legendary journalist Bob Edwards, among other channel additions. This is the only price change since XM’s 2001 launch.

Hugh Panero, XM President & CEO, said, “XM’s growth to date demonstrates that the potential for satellite radio is far greater than anyone anticipated. This new pricing approach will help fund future technology development, enable us to offer more attractively-priced radios and maintain our programming excellence. Together, these initiatives should result in XM exceeding its current target of 20 million customers by 2010. Most importantly, XM is instituting the pricing change in a way that adds value to the basic service and provides existing customers the opportunity to lock in the current lower monthly rate – a unique opportunity rarely offered by subscription entertainment services, including satellite radio, satellite television and cable television.”

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About XM Satellite Radio

XM (NASDAQ: XMSR) is America’s number one satellite radio service with more than 3.2 million subscribers. Broadcasting live daily from studios in Washington, DC, New York City and Nashville at the Country Music Hall of Fame, XM’s 2005 lineup includes 151 digital channels of choice from coast to coast: 67 commercial-free music channels, featuring

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hip hop to opera, classical to country, bluegrass to blues; more than 60 channels of premier sports, talk, comedy, children’s and entertainment programming; and 21 channels of the most advanced traffic and weather information for major metropolitan areas nationwide. XM was named Best Radio Service at the 2004 Billboard Digital Entertainment Awards. Popular Science recently chose XM products for two prestigious “Best of What’s New 2004” Awards. As the Official Satellite Radio Network for Major League Baseball (MLB) and the Exclusive Satellite Radio Service for NASCAR, as well as the Official Satellite Radio Service for ACC, PAC-10 and Big-10 collegiate football and basketball, XM Satellite Radio is the industry leader in sports radio programming, offering thousands of live sporting events each year.

XM, the leader in satellite-delivered entertainment and data services for the automobile market through partnerships with General Motors, Honda, Toyota, Nissan and Volkswagen/Audi, is available in more than 120 different vehicle models for 2005. XM also is available in Avis, National, and Alamo rental cars. XM is the exclusive in-flight entertainment service for AirTran Airways, and will soon be available on JetBlue flights. Consumers can experience XM over the Internet through XM Radio Online at http://listen.xmradio.com. For more information about XM hardware, programming and partnerships, please visit http://www.xmradio.com.

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Factors that could cause actual results to differ materially from those in the forward-looking statements in this press release include demand for XM Satellite Radio’s service, the Company’s dependence on technology and third party vendors, its potential need for additional financing, as well as other risks described in XM Satellite Radio Holdings Inc.’s Form 10-K filed with the Securities and Exchange Commission on 3-15-04. Copies of the filing are available upon request from XM Radio’s Investor Relations Department.